SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)          November 17, 2003
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                              KIRLIN HOLDING CORP.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-25336               11-3229358
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(State or Other Jurisdiction       (Commission File         (IRS Employer
    of Incorporation)                  Number)             Identification No.)



6901 Jericho Turnpike, Syosset, New York                    11791
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Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code   (800) 899-9400
                                                     ------------------



                                Not Applicable
                          ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4. Changes in Registrant's Certifying Accountant

     (a)  Previous independent accountants

          (i)  Effective  November 17, 2003,  Kirlin  Holding Corp.  ("Company")
               dismissed   Goldstein   Golub  Kessler  LLP  as  its  independent
               accountants.

          (ii) The reports of Goldstein Golub Kessler LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          (iii)The Company's Audit Committee made the decision to change independent accountants.

          (iv) In connection with its audits for the two most recent fiscal years and through November 17, 2003, there have been no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Goldstein Golub Kessler LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

          (v) During the two most recent fiscal years and through November17, 2003, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          (vi) The Company requested that Goldstein Golub Kessler LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Form 8-K.

     (b)  New independent accountants

     The Company engaged Marcum & Kliegman LLP as its new independent accountants as of November 17, 2003. During the two most recent fiscal years and through November 17, 2003, the Company has not consulted with Marcum & Kliegman LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7. Financial Statement and Exhibits

     (c)  Exhibits:

     16.1 Letter from Goldstein Golub Kessler LLP dated November 18, 2003.


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


                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 19, 2003


                                            KIRLIN HOLDING CORP.


                                    By:     /s/ Anthony J. Kirincic
                                            -----------------------------
                                            Name:  Anthony J. Kirincic
                                            Title:  President



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